As filed with the Securities and Exchange Commission on August 23, 2002
                                            Registration Statement No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
================================================================================
                                 HORIZON BANCORP
             (Exact Name of Registrant as Specified in Its Charter)

             INDIANA                                        35-1562417
  (State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                      Identification Number)

                               515 FRANKLIN SQUARE
                          MICHIGAN CITY, INDIANA 46360
                    (Address of Principal Executive Offices)


                    1987 STOCK OPTION AND STOCK APPRECIATION
                         RIGHTS PLAN OF HORIZON BANCORP
                                       AND
                      1997 KEY EMPLOYEES' STOCK OPTION AND
                STOCK APPRECIATION RIGHTS PLAN OF HORIZON BANCORP
                            (Full Title of the Plans)

                                                   Copies to:
    CRAIG M. DWIGHT                              CURT W. HIDDE
     PRESIDENT AND                             JAN NEUENSCHWANDER
 CHIEF EXECUTIVEOFFICER                    LEAGRE CHANDLER & MILLARD LLP
  515 FRANKLIN SQUARE               135 NORTH PENNSYLVANIA STREET, SUITE 1400
MICHIGAN CITY, IN 46360                    INDIANAPOLIS, INDIANA 46204
    (219) 873-2640                               (317) 808-3000

(Name, address and telephone number,
including area code, of Agent for Service)
                          ----------------------------

                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================================

                                                                  Proposed Maximum        Proposed Maximum         Amount of
 Title of Securities to be Registered       Amount to be         Offering Price Per      Aggregate Offering    Registration Fee
                                           Registered (1)            Share (2)               Price (2)
---------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value                     269,400                 $20.80                $5,603,520             $515.53
---------------------------------------------------------------------------------------------------------------------------------

 (1) Represents number of shares of Common Stock available for issuance pursuant to the 1987 Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp and the 1997 Key Employees' Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp.
 (2) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee based upon the closing price of Horizon Bancorp common stock as reported on the Nasdaq SmallCap Market on August 16, 2002, which is a date within 5 business days prior to the filing of this Registration Statement.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Information required by Part I, Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 1987 Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp and the 1997 Key Employees' Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp that are covered by this Registration Statement are available without charge by contacting James H. Foglesong, Chief Financial Officer, at (219) 879-0211.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the registrant, Horizon Bancorp (the "Registrant"), filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

         (a) Annual Report on Form 10-K filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Registrant's fiscal year ended December 31, 2001.

         (b) (1) Quarterly Report on Form 10-Q filed with the Commission pursuant to the Exchange Act for the Registrant's fiscal quarter ended March 31, 2002.

         (b) (2) Quarterly Report on Form 10-Q filed with the Commission pursuant to the Exchange Act for the Registrant's fiscal quarter ended June 30, 2002.

          (c) The description of the Registrant's Common Stock found under the caption "Description of Common Stock" in the Registrant's Registration Statement on Form S-3 filed under the Securities Act of 1933 with the Commission on April 15, 2002.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is an Indiana corporation. The Registrant's officers, directors and employees are entitled to be indemnified under Indiana law and the Registrant's Articles of Incorporation and Bylaws against certain liabilities and expenses. Chapter 37 of The Indiana Business Corporation Law (the "IBCL") requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if: (i) the individual's conduct was in good faith; and (ii) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation, that the conduct was in the corporation's best interests and (B) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests; and (iii) in the case of a criminal proceeding, the individual either
(A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The IBCL permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of a proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

         The Registrant's Articles of Incorporation and Bylaws provide for mandatory indemnification of officers, directors and employees if they are wholly successful on the merits of a proceeding and satisfy the standards of conduct specified by the IBCL set forth in the preceding paragraph. The Articles of Incorporation and Bylaws also provide that any director, officer or employee of the Registrant or any person who is serving at the request of the Registrant as a director, officer, or employee of another entity shall be indemnified and held harmless by the Registrant to the same extent as the Registrant's directors, officers and employees. In any proceeding, an officer, director or employee is entitled to be indemnified against all liabilities and expenses related to the proceeding including attorneys' fees, judgments, fines, penalties and amounts paid or to be paid in settlement. The Registrant's Articles of Incorporation and Bylaws also provide such persons with certain rights to be paid or reimbursed for expenses incurred in defending any such proceeding in advance of the final disposition of the proceeding.

         The Articles of Incorporation and Bylaws also authorize the Registrant to maintain insurance to protect itself and any director, officer, employee or agent of the Registrant against expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the IBCL. The Registrant currently maintains such insurance.

         At present, there are no claims, actions, suits or proceedings pending for which indemnification would be required under the above, and the Registrant does not know of any threatened claims, actions, suits or proceedings which may result in a request for such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith:

Exhibit No.   Description
-----------   -----------

5 Opinion of Leagre Chandler & Millard LLP, regarding legality of securities being offered, including consent.

23            Consent of BKD, LLP.

24            Power of Attorney (included on page 7).

99            Reoffer Prospectus

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Michigan City, Indiana, on this 20th day of August, 2002.

                                       HORIZON BANCORP


                                       By /s/ Craig M. Dwight
                                          --------------------------------
                                       Craig M. Dwight
                                       President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         Each person whose signature appears below constitutes and appoints Craig M. Dwight and James H. Foglesong, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


       Date                                Signature and Title
       ----                                -------------------


August 20, 2002
                                  /s/ Robert C. Dabagia
                                  --------------------------------------------
                                  Robert C. Dabagia, Chairman of
                                  the Board and Director

August 20, 2002
                                  /s/ Craig M. Dwight
                                  --------------------------------------------
                                  Craig M. Dwight, President and
                                  Chief Executive Officer and Director

August 20, 2002
                                  /s/ James H. Foglesong
                                  --------------------------------------------
                                  James H. Foglesong, Chief Financial
                                  Officer (and Principal Accounting Officer)

August 20, 2002
                                  /s/ Susan D. Aaron
                                  --------------------------------------------
                                  Susan D. Aaron, Director

August 20, 2002
                                  /s/ Dale W. Alspaugh
                                  --------------------------------------------
                                  Dale W. Alspaugh, Director

August 20, 2002
                                  /s/ Charley E. Gillispie
                                  --------------------------------------------
                                  Charley E. Gillispie, Director

August 20, 2002
                                  /s/ Robert E. McBride
                                  --------------------------------------------
                                  Robert E. McBride, M.D., Director
August 20, 2002
                                  /s/ Larry N. Middleton
                                  --------------------------------------------
                                  Larry N. Middleton, Jr., Director

August 20, 2002
                                  /s/ Peter L. Pairitz
                                  --------------------------------------------
                                  Peter L. Pairitz, Director

August 20, 2002
                                  /s/ Bruce E. Rampage
                                  --------------------------------------------
                                  Bruce E. Rampage, Director

August 20, 2002
                                  /s/ Gene L. Rice
                                  --------------------------------------------
                                  Gene L. Rice, Director

August 20, 2002
                                  /s/ Robert E. Swinehart
                                  -----------------------------------
                                  Robert E. Swinehart, Director

August 20, 2002
                                  /s/ Spero W. Valavanis
                                  -----------------------------------
                                  Spero W. Valavanis, Director

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------


5 Opinion of Leagre Chandler & Millard LLP, regarding legality of securities being offered, including consent.

23                Consent of BKD, LLP.

24                Power of Attorney (included on page 7).

99                Reoffer Prospectus